Exhibit 99.2
TRANSCRIPT OF CONFERENCE CALL ON DECEMBER 2, 2005
<David Peikin>: Thanks for joining us on this conference call to discuss Fluke Electronics Corporation’s proposed acquisition of Visual Networks, Inc. Joining me on the call this morning are Larry Barker, chairman, president and CEO of Visual Networks, and Don Clarke, our CFO.
Our press release is available on our Web site, on First Call, as well as on PR Newswire. Before I turn the call over to Larry, I would like to remind you that some of the comments we will make today are forward-looking statements. They are based upon our current expectations regarding market, economic and world conditions and do not guarantee future performance. Therefore, actual outcomes and results could differ materially from what is expressed, implied or forecasted in these forward-looking statements. Please refer to our Reports on Forms 10K and 10Q filed with the SEC that review these risk factors in more detail. With that, I would like to turn the call over to Larry Barker.
<Lawrence S. Barker>: It is my pleasure to announce that Visual Networks Inc has entered into a definitive agreement to be acquired by Fluke Electronics Corporation, a subsidiary of Danaher Corporation, for $1.83 per share. The closing of the transaction is subject to Visual Networks shareholder approval, regulatory approvals and other customary conditions and is expected to occur during the first quarter 2006.
Fluke Electronics is a global leader in systems that test, monitor, and analyze enterprise and telecommunication networks. Fluke Networks’ Network SuperVision Solutions provide network owners many of the tools necessary to optimize network performance. The combination of these solutions with Visual UpTime Select will provide customers a comprehensive platform for application and network visibility and optimization.
This is a very good partnership.

We share a common enterprise customer base with Fluke Networks and we bring to Fluke our preferential relationships with North American network carriers and their managed service offerings. The size and depth of the Fluke Networks organization will allow us to leverage that organization’s skills, resources and expertise and benefit from the stability of a large successful corporation. Customer coverage both here and abroad should be expanded as we combine our sales efforts, which will benefit both organizations.
The alignment of our strategies and our cultures was a major factor in our decision to merge into Fluke Networks. We share a common view of the market and the value of our combined solutions. The cultural similarity of our companies is also an important factor. Fluke’s commitment to our Rockville office and the Visual Networks employees weighed heavily in our decision and will play an important role in the timely integration and ongoing success of our companies.
Many of you may be asking why merge now? The company has transitioned its business model, survived a lawsuit, refinanced the operation, and is emerging from a year in which its channels were in a state of constant distraction and struggled with their own consolidation issues.
The Board of Directors and the management team’s biggest concern going forward is Visual’s ability to effectively compete in the rapidly changing market. We spent the better part of the last two years moving our solutions away from the declining WAN reporting market and into the expanding world of application performance management and visibility. As we move from a WAN market where we are the last company standing and move into the crowded arena of application management, we are faced with new and substantial risks to our business.
In the WAN market we faced competitors that were our equivalent in size and relevance in the market. We held our own and competed effectively against them. But the application market is dominated by companies that are 10 to 100 times our size with financial capabilities and customer relationships that dwarf our abilities. These are global players that have the resources to put companies like Visual out of business through a shift in their focus or a strategic acquisition. Recent consolidations in our space underscore the attractiveness of the market as large companies enhance enhance their capabilities and increase their share. Where we used to compete on a level playing field, we now find ourselves in an arena where the game could change — and therefore quickly put our company and our shareholders at great risk. To grow and prosper, we need to be able to compete with the giants in the space on equal footing. We need to be part of a larger organization where our solutions can prosper on a global basis and where we are insulated from singular outside influences that could quickly impact our ability to thrive.
We have found that partner with Fluke Networks. Our solutions are complementary, our customers are consistent, and our cultures are aligned. We bring new markets, alternative distribution paths, and significant, loyal customers. Fluke Networks offers us global distribution, organizational depth, and financial stability. The merger brings our shareholders certainty on the upside and eliminates the downside risk. A win-win all around.
We have many details to work out over the ensuing weeks as our companies work to prepare for integration. Don and I will be part of that transition work up to the merger and for several months following as we are committed to making sure the integration occurs as smoothly as possible.
Due to this announcement, we have postponed the shareholder meeting to approve the convertible note previously scheduled for this morning at 10:00 EST until next Thursday, December 8. This will give us time to release updated supplemental proxy information and allow our shareholders to react the news.

As part of the merger agreement, Danaher required Visual to get from our note holder gaining its consent for the deal. In discussion with the note holder, they agreed to extend our time for a stockholder vote on its note conversion to December 16, to support and consent to the merge, and to agree to certain restrictions on its notes. In return, we agreed to lower the convert price of its note from $1.45 to $1.30. In order to get the deal done, the Board agreed to this condition as being in the best interest of our stockholders. We’ll be filing this agreement and our merger and other agreements throughout the day today with the SEC.
We are excited and enthusiastic about joining the Danaher family as an important and integral part of Fluke Networks within its successful Enterprise division. Over the years to come, we look forward to helping organizations address important application- and network-related issues with our integrated suite of solutions and expanding our joint value proposition.
I will now open it up for questions.
Operator: Ladies and gentlemen, this is your question and answer session. [operator instructions].
Your first question comes from Joanna Makris with Adams, Harkness. Please proceed, ma’am.
<Q — Joanna Makris>: Hi, there. A couple of things. One, did you look at other companies as potential partners and, you know, how did the process work? I mean, was it primarily Fluke that approached you? I mean, how did the relationship play out? And, then, secondly, if you can talk a little bit about Fluke’s existing product line and potentially in the WAN services space and what do you think their intention is just to focus on that area going forward? Thank you.
<A — Lawrence Barker>: Yeah. Thanks, Joanna. Yeah. Two questions, the first one, we actually went through a very extensive and formal process. We didn’t take this decision lightly. The Board of Directors and the management decided it was in the best interest of the company and its shareholders to begin to explore partnerships for the reasons I stated in my opening comments, and we hired a banker and went through a fairly extensive process talking with a number of companies. Quite a few number of companies which were combined competitors and potential partners that are both compatible to our service offerings or potentially tangential to what we do. We also spoke to private equity firms and went through a fairly rigorous and formal process. Through that process, one of the companies we contacted was Danaher because of our knowledge of the Fluke Networks division, and through the ensuing process of talking to companies and really understanding how our companies might work together and the value that we could bring each other, became evident that the relationship with Danaher and Fluke Networks was the most appropriate for our company and the best bet and best opportunity for our shareholders. So we went through the process of going through due diligence with them which, you know, obviously is culminated in today’s call. Clearly, one of the reasons that there is a lot of interest on Danaher and Fluke Networks part on Visual is our focus on application, integrity, Voice-over-IP and our whole move toward application visibility, which is very consistent with the strategic direction that they are headed in, which made the coming-together pretty easy when you started talking about the business. In terms of their products and other things about, you know, Fluke Networks and Danaher. Joanna, I am going to have to turn you over to the VP of Investor Relations for Danaher, a gentleman by the name of Andy Wilson, and he can answer your questions.
<Q — Joanna Makris>: Thank you.
Operator: [Operator Instructions]. Your next question comes from Peter Jacobson of Kaufman Brothers. Please proceed sir.
<Q — Peter Jacobson>: Thank you, good morning.
<A>: Good morning Peter.
<Q — Peter Jacobson>: Maybe you could just provide a little bit more perspective on how you envision the competitive landscape evolving in terms of, say, in the categories of appliance providers or equipment providers combining their performance management software in a total solution, versus maybe the testing equipment space versus pure play competition between software providers. What’s your view as far as that how that will fold out kind of bid-by-bid and just generally?
<A>: I can always count on you Peter to ask some interesting questions, you know, there are a lot of consultants out there who get paid a lot of money to answer that question, but I’ll give you my shot at it. The applications space and the management of applications from desktop to desktop is becoming quite competitive. And, you have a host of companies who are offering solutions in that space to try to solve some of the problems that large enterprises are faced with. Those problems can extend to anything from application performance to security to troubleshooting downtime, those sort of things, which sort of encompass all of the players that you referenced in your question Peter. And, it really is a pretty aggressive move these days to gain the upper hand in managing that application flow, whether it be the traditional IT guys who, like the Unicenters of the world, BMC, that sort of thing, expanding their position from the desktop to the server into the LAN and into the WAN, who own the IT mindshare and relationship with the CIOs, to the folks that have focused on the LAN visibility between the server and the router as they expand into the WAN and back into the IT organization, which are some very large companies, Radware, F-5 as an example. And then, of course those of us that have spent our career and our value in providing that type of visibility from a network perspective. And, some of these companies provide hardware and their solutions require appliances that are either integrated in the network, like a lot of our value proposition, are installed on the LAN with an Ethernet device or some other type of server, or of course, the IT infrastructure. And then, most of the magic of course occurs via the software and the ability to manage the applications performance, security, all of the other things, via analysis, reporting, and proactive remediation if necessary. Where we play of course is an appliance-based deliverer of software solutions that requires an appliance either installed in the network or on the LAN to gather information which are software, can then take and provide analysis and reporting on. And, this is beginning to compete with pure software plays that pull information off of devices like Cisco’s NetFlow for that type of information or pull information off of other network appliances or server appliances to get this information. Or, also competing with pure hardware tool-type devices that can be applied on the network to pull the information off. And, all competing for that dollar and trying to solve the solution or fix the customers’ problem, whether it would be a performance issue or security issue.
Our view is that at the end of the day most of this will be controlled by the IT organizations as they exert their influence and the size of their the companies that tend to support those folks, will be a combination of both hardware and software, as it is a physical network and physical connections that require information to be pulled off of physical devices. And, that most of these solutions are going to be provided by players that can install and deploy on a global basis. Because most of our customers as you know, Peter, are global companies. One of the issues we’ve always had is our ability to deliver extremely well in North America, but not much of an international organization. And, to really be competitive in the future, whether it be software play or a combination hardware software, yet to consider the size to support the organization and be able to do it on a global basis. So, kind of a long answer, because it is a complicated subject, but the reason we embarked on our effort to look for strategic partner really hits at all of those reasons that for us to be competitive and continue to grow our business and to be successful and not suffer the potential downside of what can happen in a highly competitive market with very large and dominant players — is that we had to become part of a larger organization, which would get us to a global position, expand our portfolio and also, you know, shield us somewhat from some of the financial issues that we’ve been working through over last couple of years.
Operator: [Operator instructions]. Ladies and gentlemen, this does conclude your question and answer portion for today’s call. We turn the presentation back to Larry Barker for closing remarks.
<Lawrence S. Barker>Thank you very much. I appreciate your interest. This is an exciting time for our ompany. We have a lot of work ahead of us. It’s an exciting time for the employees of Visual Networks. And, we are really looking forward to our integration process becoming part of the Danaher family and Fluke Network specifically. So, thank you very much.
Operator: Ladies and gentlemen, this does concludes your presentation for today. Thank you for your participation. You many now disconnect. Good day.

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In connection with the transactions described in this conference call, Visual intends to file a proxy statement and other materials with the Securities and Exchange Commission. Stockholders of Visual are urged to read the proxy statement and these other materials when they become available because they will contain important information. Stockholders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning Visual, at the Securities and Exchange Commission’s web site at http://www.sec.gov. Stockholders of Visual may also obtain for free the proxy statement and other documents filed by Visual with the Securities and Exchange Commission in connection with the above-described transactions by directing a request to Visual Networks, Inc., 2092 Gaither Drive, Rockville, MD 20850; Attention: Chief Financial Officer.
Visual and it directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Visual in connection with the merger. Information about Visual and its directors and officers can be found in Visual’s Proxy Statements and Annual Reports on Form 10-K filed with the Securities and Exchange Commission. Additional information regarding the interests of those persons and its officers and directors may be obtained by reading the proxy statement when it becomes available.